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                                                                   Exhibit 10.31

                             FIFTH AMENDMENT TO THE
                         1997 EQUITY PARTICIPATION PLAN
                        OF THE SPECTRANETICS CORPORATION

                  This Fifth Amendment to the 1997 Equity Participation Plan of The Spectranetics Corporation (the "Amendment"), dated as of June 20, 2002, is adopted by the Board of Directors of The Spectranetics Corporation, a Delaware corporation (the "Company"), subject to approval thereof by the Company's stockholders.

                                    RECITALS

                  I. The Company's 1997 Equity Participation Plan (the "Plan") was adopted by the Board of Directors of the Company (the "Board") on April 14, 1997, and approved by the stockholders on June 9, 1997, and became effective as of June 9, 1997. The Company has subsequently amended the Plan pursuant to the First, Second and Third Amendments thereto. The Fourth Amendment to the Plan was adopted by the Board on March 22, 2002, subject to approval thereof by the Company's stockholders.

                  II. The Board desires to amend the Plan as set forth in this Amendment.

                  III. Effective as of June 20, 2002, the Board unanimously adopted the Amendment in the form set forth below, subject to approval of the Amendment by the Company's stockholders.

                                    AMENDMENT

                  A. Subsections (d) and (e) of Section 3.4 of the Plan are hereby amended and restated in their entirety as follows:

                  "(d) (i) Each person who becomes an Independent Director on or after the date on which the Fifth Amendment to the Plan is approved by the Company's shareholders (the "Amendment Approval Date") shall be granted on the date of his election or appointment as an Independent Director an Option to purchase 45,000 shares of Common Stock.

                           (ii) Each person who becomes an Independent Director on or after May 10, 2002 and prior to the Amendment Approval Date shall be granted on the Amendment Approval Date an Option to purchase 45,000 shares of Common Stock.

                           (iii) Each person who, but for the action taken by the Board on May 10, 2002 discontinuing Independent Director grants under the Plan, would have been entitled to receive an Option under the Plan on or after May 10, 2002 and prior to the Amendment Approval Date shall be granted on the Amendment Approval Date an Option to purchase 45,000 shares of Common Stock.

                  "(e) Each Independent Director who has (i) received an option grant pursuant to Section 3.4(d) or pursuant to this Plan prior to the approval by the Company's shareholders of the Fifth Amendment to the Plan and (ii) served at least three years as an


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         Independent Director, shall be granted on the third anniversary of the date of such grant occurring after the Amendment Approval Date, and each third anniversary thereafter occurring after the Amendment Approval Date (so long as he is an Independent Director at the close of business on such date), an Option to purchase an additional 45,000 shares of Common Stock; provided, that each person who is granted an Option pursuant to Section 3.4(d)(iii) above shall be granted his or her Option under this Section 3.4(e) on each third anniversary of the Amendment Approval Date."

                  B. This Fifth Amendment shall be and is hereby incorporated in and forms a part of the Plan.

                  C. All other terms and provisions of the Plan shall remain unchanged except as specifically modified herein.